UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
The Dolan Company
(Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 317-9420
Dolan Media Company
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 26, 2010, at our annual meeting of stockholders, our stockholders approved our 2007 Incentive Compensation Plan, as amended and restated (the “Plan”), which, among other things, amended Section 4.1 of the Plan to increase the number of shares available for issuance under the Plan from 2,700,000 to 4,800,000 shares.
The foregoing description is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10 to this current report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Also, at our annual meeting of stockholders on May 26, 2010, our stockholders approved a certificate of amendment to our amended and restated certificate of incorporation, which amended Article I to change our name from “Dolan Media Company” to “The Dolan Company.”
On May 26, 2010, we filed the certificate of amendment with the Delaware Secretary of State to effect the amendment our stockholders approved. A copy of the certificate of amendment was included as Appendix C to our definitive proxy statement filed with the SEC on April 7, 2010. A copy of our Amended and Restated Certificate of Incorporation, as amended, is filed as Exhibit 3 to this current report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders
On May 26, 2010, we held an annual meeting of stockholders, where the stockholders holding  87.14% of our outstanding shares of common stock were present in person or by proxy. At the annual meeting, the stockholders voted upon (1) the election of James P. Dolan, John C. Bergstrom and George Rossi as Class III Directors to serve until our 2013 annual meeting of stockholders; (2) the approval of the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code; (3) the ratification of the Dolan Media Company Rights Agreement, as amended, which is our Stockholders Rights Plan; (4) the approval of an amendment to our Amended and Restated Certificate of Incorporation to change our name from Dolan Media Company to The Dolan Company; and (5) the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010. Each of James P. Dolan, John C. Bergstrom and George Rossi were re-elected to serve as our directors. The other four proposals also passed. In particular, the proposals received the following votes:

Proposal 1:	The election of James P. Dolan, John C. Bergstrom and George Rossi as Class III Directors to serve until our 2013 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
James P. Dolan	23,415,104	431,132	2,571,306
John C. Bergstrom	23,089,782	756,454	2,571,306
George Rossi	23,565,620	280,616	2,571,306

Proposal 2:
The approval of the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Votes

22,922,300	918,696	5,240	2,571,306

Proposal 3:	The ratification of the Dolan Media Company Rights Agreement, as amended, which is our Stockholders Rights Plan.

For	Against	Abstain	Broker Non-Votes

19,108,130	4,733,146	4,960	2,571,306

Proposal 4:	The approval of an amendment to our Amended and Restated Certificate of Incorporation to change our name from Dolan Media Company to The Dolan Company.

For	Against	Abstain	Broker Non-Votes

26,399,316	12,593	5,633	—

Proposal 5:	The ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes

26,409,249	3,433	4,860	—
Item 8.01 Other Events.
On May 26, 2010, we issued a press release, announcing the stockholders’ approval of the change of our name to The Dolan Company. A copy of the press release is attached to and incorporated by reference in this current report as Exhibit 99.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibits
3	Amended and Restated Certificate of Incorporation, as amended
10	2007 Incentive Compensation Plan, as amended and restated
99	Press Release of the Company dated May 26, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY
By:	/s/ Vicki J. Duncomb
	Name:	Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Dated: May 26, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits
3	Amended and Restated Certificate of Incorporation, as amended
10	2007 Incentive Compensation Plan, as amended and restated
99	Press Release of the Company dated May 26, 2010